EXHIBIT 99.1

T-Mobile Overtakes AT&T as America’s #2 Wireless Provider and Continues to Deliver Industry-Leading Customer Growth with Strong Financial Results in Q2 2020

Industry-Leading Customer Growth and Sprint Merger Result in Overtaking AT&T as #2 Wireless Provider
•1,245,000 total net additions, best in industry
•1,112,000 postpaid net additions, best in industry
•253,000 postpaid phone net additions with postpaid phone churn of 0.80%
•133,000 prepaid net additions with prepaid churn of 2.81%
•98.3 million total customers at the end of Q2 2020, 2nd most in industry
Strong Financial Results in First Quarter as New T-Mobile
•Total revenues of $17.7 billion and service revenues of $13.2 billion
•Net income(1) of $110 million and diluted earnings per share (“EPS”) of $0.09
•Adjusted EBITDA(1) of $7.0 billion
•Net cash provided by operating activities of $777 million
•Free Cash Flow, excluding gross payments for the settlement of interest rate swaps(1) related to merger financing of $1.4 billion
Building Transformative Nationwide 5G Network and Delivering Merger Synergies
•America’s largest 5G network covering more than 250 million people across 1.3 million square miles, more than double AT&T’s geographic coverage and exponentially more than Verizon
•More than 10 percent of Sprint postpaid customer traffic has already been moved over to the T-Mobile network and site decommissioning has begun
•Accelerated rationalization of retail stores and organizational redesign to pull forward synergies

BELLEVUE, Wash. - August 6, 2020 - T-Mobile US, Inc. (NASDAQ: TMUS) reported second quarter results today, highlighted by overtaking AT&T in total branded customers as America’s #2 wireless provider and another quarter of industry-leading customer growth. In the company’s first quarter since closing the Sprint merger and during an unprecedented social and economic climate, the New T-Mobile established itself as the undisputed growth leader in wireless by continuing to lead the industry in total branded net customer additions for the 22nd consecutive quarter.

Since closing its merger with Sprint on April 1, 2020, T-Mobile has been driving hard on integration and remains highly confident in its ability to unlock massive synergies and build the world’s best 5G network. Already, the company has unified employees and customers under one brand, converting thousands of legacy Sprint stores to magenta and adding the tools and systems to serve all customers in all stores. T-Mobile also amped up competition like never before to celebrate this event with its recent supercharged Un-carrier deal — available only for a limited time this summer, customers can get four lines of unlimited data for just $25 each per month plus tax including access to the nation’s largest 5G network.

“Surpassing AT&T to become #2 was a huge milestone to kick off Q2, but that was only the beginning! In our first quarter as a combined company, T-Mobile led the industry in total branded customer adds – even in a challenging environment – and there is no doubt that we are THE leading growth company in wireless,” said Mike Sievert, T-Mobile CEO. “Now we’re setting our sights on #1 – in customer choice and customers’ hearts – and we’ll get there by doing ONLY what the Un-carrier can do: offering customers the most advanced 5G network AND the best value while continuing to make big moves that fix customer pain points and disrupt this industry. I’m excited about what’s to come in this new T-Mobile era – we’re just getting started!”
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(1)Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

Industry-Leading Customer Growth and Sprint Merger Result in Overtaking AT&T as #2 Wireless Provider
•Net customer additions were 1,245,000 in Q2 2020, the 22nd consecutive quarter of industry-leading performance in this category. The total customer count increased to 98.3 million(2), overtaking AT&T in total branded customers across both postpaid and prepaid.
•Postpaid net customer additions were 1,112,000 in Q2 2020, the 10th consecutive quarter of industry-leading performance in this category.
•Postpaid phone net customer additions were 253,000 in Q2 2020, the 26th consecutive quarter of leading the national carriers, and postpaid phone churn was 0.80%. The total postpaid phone customer count increased to 65.1 million(3), overtaking AT&T in total postpaid phone customers.
•Postpaid other net customer additions were 859,000 in Q2 2020, leading the industry as new opportunities in T-Mobile for Business developed primarily due to COVID-19.
•Prepaid net customer additions were 133,000 in Q2 2020 and prepaid churn was 2.81%.

The following table reflects the combined company results of New T-Mobile for Q2 2020, while prior periods represent the historical results of standalone T-Mobile.

	Quarter			Six Months Ended June 30,
(in thousands, except churn)	Q2 2020	Q1 2020	Q2 2019	2020	2019
Net customer additions	1,245	649	1,239	1,894	2,327
Postpaid net customer additions	1,112	777	1,108	1,889	2,127
Postpaid phone net customer additions	253	452	710	705	1,366
Postpaid other customer additions	859	325	398	1,184	761
Prepaid net customer (losses) additions	133	(128)	131	5	200
Total customers, end of period(2)	98,327	68,543	65,983	98,327	65,983
Postpaid phone churn	0.80%	0.86%	0.78%	0.82%	0.83%
Prepaid churn	2.81%	3.52%	3.49%	3.17%	3.67%

Strong Financial Results in First Quarter as New T-Mobile
•Total service revenues increased year-over-year to $13.2 billion in Q2 2020, driven by the Sprint merger and continued customer growth at T-Mobile. Total service revenues exclude approximately $1.0 billion of Boost revenues that are reflected in discontinued operations.
•Total revenues increased year-over-year to $17.7 billion in Q2 2020, driven by the Sprint merger and continued customer growth at T-Mobile. Total revenues exclude approximately $1.3 billion of Boost revenues that are reflected in discontinued operations.
•Net income decreased year-over-year to $110 million and EPS decreased year-over-year to $0.09 in Q2 2020, primarily due to the Sprint merger and merger-related costs, impacts of COVID-19, and non-cash impairments.
•Merger-related costs were $798 million pre-tax and $635 million, net of tax, in Q2 2020.
•COVID-19-related costs were $341 million pre-tax and $253 million, net of tax, in Q2 2020.
•Non-cash impairment charges of $418 million pre-tax and $366 million, net of tax, in Q2 2020 were related to changes in a postpaid billing system architecture strategy and a strategic shift in the product offering plans for Layer3 enabled through the merger.
•Adjusted EBITDA increased year-over-year to $7.0 billion in Q2 2020 primarily due to the Sprint merger and continued customer growth at T-Mobile, as well as higher lease revenues included in equipment revenue.
•Net cash provided by operating activities decreased year-over-year to $777 million in Q2 2020, as it included the one-time negative impact of $2.3 billion in gross payments for the settlement of interest rate swaps related to merger financing.

___________________________________________________________
(2)Includes net reduction of 14.1 million customers related to divested prepaid customers and alignment to New T-Mobile subscriber policies in Q2 2020.
(3)Includes net reduction of 1.9 million customers related to divested prepaid customers and alignment to New T-Mobile subscriber policies in Q2 2020.

•Cash purchases of property and equipment including capitalized interest increased year-over-year to $2.3 billion in Q2 2020, as the company began network integration activities related to the Sprint merger and continued the build-out of its nationwide 5G network.
•Free Cash Flow, excluding gross payments for the settlement of interest rate swaps related to merger financing, increased year-over-year to $1.4 billion in Q2 2020.

The following table reflects the combined company results of New T-Mobile for Q2 2020, while prior periods represent the historical results of standalone T-Mobile.

(in millions, except EPS)	Quarter			Six Months Ended June 30,		Q2 2020 vs. Q1 2020	Q2 2020 vs. Q2 2019	YTD 2020 vs. YTD 2019
	Q2 2020	Q1 2020	Q2 2019	2020	2019
Total service revenues	$13,230	$8,846	$8,546	$22,076	$16,937	49.6%	54.8%	30.3%
Total revenues	17,671	11,113	10,979	28,784	22,059	59.0%	61.0%	30.5%
Net income	110	951	939	1,061	1,847	(88.4)%	(88.3)%	(42.6)%
EPS	0.09	1.10	1.09	1.00	2.14	(91.8)%	(91.7)%	(53.3)%
Adjusted EBITDA	7,017	3,665	3,461	10,682	6,745	91.5%	102.7%	58.4%
Net cash provided by operating activities	777	1,617	2,147	2,394	3,539	(51.9)%	(63.8)%	(32.4)%
Cash purchases of property and equipment, including capitalized interest	2,257	1,753	1,789	4,010	3,720	28.8%	26.2%	7.8%
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	1,441	732	1,169	2,173	1,787	96.9%	23.3%	21.6%

Building Transformative Nationwide 5G Network and Delivering Merger Synergies
•5G Leadership: America’s largest 5G network has service in more than 7,500 cities and towns covering more than 250 million people across 1.3 million square miles, more than double AT&T’s geographic coverage and exponentially more than Verizon.
◦A new report from Open Signal ranks the T-Mobile network first for 5G availability, meaning Un-carrier customers get a 5G signal more often than customers on any other network -- more than twice as often as AT&T and 56 times more often than Verizon! Plus, a new report from Ookla measuring 4G and 5G from over one million customer devices shows that T-Mobile has 5G in nearly 4x more cities than Verizon and AT&T combined (and 32x more cities than Verizon alone). And T-Mobile customers with a 5G-capable device experience faster overall download and upload speeds than Verizon customers.
◦T-Mobile already has mid-band 5G service using 2.5 GHz spectrum live in eight major markets including Atlanta, Chicago, Dallas, Houston, Los Angeles, New York City, Philadelphia and Washington D.C. The performance of mid-band 5G is incredible, delivering average download speeds in the 300 Mbps range and peak speeds hitting one Gbps for customers with compatible 5G devices.
◦T-Mobile recently became the first operator in the world to launch a commercial nationwide standalone 5G network, allowing the Un-carrier to massively expand its 5G footprint, bring next-gen connectivity to more places and pave the way for future groundbreaking applications.
◦T-Mobile controls an average of 319 MHz of combined low and mid-band spectrum on average nationwide. This spectrum position is nearly double that of AT&T and nearly three times that of Verizon. In addition, T-Mobile controls 1,160 MHz of mmWave spectrum nationwide, more than AT&T.
•Sprint Customer Experience: With 85 percent of the Sprint postpaid phone base already having a device that is compatible with the T-Mobile network, the network team is rapidly improving the experience for these customers.
◦More than 10 percent of Sprint postpaid customer traffic has already been moved over to the T-Mobile network and site decommissioning has begun
◦Approximately 75 percent of Sprint postpaid customers are enabled on VoLTE and enjoying a better voice experience, including simultaneous voice and data services

•Merger Synergies: The company remains highly confident in its ability to deliver $43 billion of synergies and achieve the $6 billion of annualized cost savings from the Sprint merger. In addition to strong progress on network integration, T-Mobile has accelerated the rationalization of retail stores and organizational redesign in order to pull forward synergies.

Outlook for H2 2020
•Postpaid net customer additions are expected to be between 1.7 million and 1.9 million.
•Adjusted EBITDA is expected to be in the range of $12.4 billion to $12.7 billion. Our Adjusted EBITDA target includes leasing revenues of $2.4 billion to $2.6 billion.
•Cash purchases of property and equipment, including capitalized interest are expected to be between $6.5 billion and $6.9 billion.
•Merger and integration-related costs are expected to be $800 million to $1 billion before taxes. These costs are excluded from Adjusted EBITDA but will impact Net income and cash flows.
•Net cash provided by operating activities, including payments for merger and integration-related costs, is expected to be in the range of $5.3 billion to $5.7 billion.
•Free Cash Flow, including payments for merger and integration-related costs, is expected to be in the range of $300 million to $500 million. Free Cash Flow guidance does not assume any material net cash inflows from securitization.

Financial Results
For more details on T-Mobile’s Q2 2020 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at http://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Thursday, August 6th, 2020 at 4:30 p.m. (EDT)

Access via Phone (audio only):
Please plan on accessing the call 10 minutes prior to the scheduled start time.
•US/Canada: 866-575-6534
•International: +1 323-794-2094
•Participant Passcode: 4205072

Access via Webcast:
The earnings call will be broadcast live via our Investor Relations website at http://investor.t-mobile.com. A replay of the earnings call will be available for two weeks starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or +1-719-457-0820 (international). The passcode required to listen to the replay is 4205072.

Submit Questions via Twitter:
Send a tweet to @TMobileIR or @MikeSievert using $TMUS

Contact Information
•Media Relations: mediarelations@t-mobile.com
•Investor Relations: investor.relations@t-mobile.com

T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR Twitter account (https://twitter.com/TMobileIR) and the @MikeSievert Twitter (https://twitter.com/MikeSievert) account, which Mr. Sievert also uses as a means for personal communications and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Sprint. For more information please visit: http://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the failure to realize the expected benefits and synergies of the merger with Sprint Corporation (“Sprint”), pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”), and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected timeframes, in part or at all; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the coronavirus disease 2019 (“COVID-19”) pandemic, and the impact that any of the foregoing may have on us and our customers and other stakeholders; costs of or difficulties in integrating Sprint’s network and operations into our network and operations, including intellectual property and communications systems, administrative and information technology infrastructure and accounting, financial reporting and internal control systems; changes in key customers, suppliers, employees or other business relationships as a result of the consummation of the Transactions; the risk that our business, investor confidence in our financial results and stock price may be adversely affected if our internal controls are not effective; the risk of future material weaknesses resulting from the differences between T-Mobile’s and Sprint’s internal controls environments as we work to integrate and align policies and practices; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions including the acquisition of Sprint’s prepaid wireless business by DISH Network Corporation (“DISH”) (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Telecommunications Company and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, DT, Sprint, SoftBank and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the FCC, which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to those we have made to certain states and nongovernmental organizations; the ongoing commercial and transition services arrangements entered into in connection with such Prepaid Transaction, which we completed on July 1, 2020; the assumption of significant liabilities, including the liabilities of Sprint in connection with, and significant costs, including financing costs, related to the Transactions; our ability to make payments on debt or to repay existing or future indebtedness when due or to comply with the covenants contained therein; adverse changes in the ratings of our debt securities or adverse conditions in the credit markets; natural disasters, public health crises, including the COVID-19 pandemic, terrorist attacks or similar incidents; competition, industry consolidation and changes in the market for wireless services, which could negatively affect our ability to attract and retain customers; the effects of any future merger, investment, or acquisition involving us, as well as the effects of mergers, investments or acquisitions in the technology, media and telecommunications industry; breaches of our and/or our third-party vendors' networks, information technology and data security, resulting in unauthorized access to customer confidential information; the inability to implement and maintain effective cybersecurity measures over critical business systems; challenges in implementing our business strategies or funding our operations, including payment for additional spectrum or network upgrades; the impact on our networks and business from major system and network failures; difficulties in managing growth in wireless data services, including network quality; material changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance; the timing, scope and financial impact of our deployment of advanced network and business technologies; the occurrence of high fraud rates related to device financing, customer credit cards, dealers, subscriptions or account take over fraud; our inability to retain and hire key personnel; any changes in the regulatory environments in which we operate, including any increase in restrictions on the ability to operate our networks and changes in data privacy laws; unfavorable outcomes of existing or future litigation or regulatory actions, including litigation or regulatory actions related to the Transactions; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; changes in tax laws, regulations and existing standards and the resolution of disputes with any taxing jurisdictions; the possibility that we may be unable to renew our spectrum leases on attractive terms or acquire new spectrum licenses or leases at reasonable costs and terms; any disruption or failure of third parties (including key suppliers) to provide products or services; material adverse changes in labor matters, including labor campaigns, negotiations or additional organizing activity, and any resulting financial, operational and/or reputational impact; changes in accounting assumptions that regulatory agencies, including the U.S. Securities and Exchange Commission, may require, which could result in an impact on earnings; and interests of our significant stockholders that may differ from the interests of other stockholders. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense, stock-based compensation expense and Interest expense. Adjusted EBITDA should not be used to predict Net income as the difference between the two measures is variable.

Adjusted EBITDA is reconciled to Net income as follows:

	Quarter									Six Months Ended June 30,
(in millions)	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	2019	2020
Net income	$782	$795	$640	$908	$939	$870	$751	$951	$110	$1,847	$1,061
Adjustments:
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	(320)	—	(320)
(Loss) income from continuing operations	782	795	640	908	939	870	751	951	(210)	1,847	741
Interest expense	196	194	194	179	182	184	182	185	776	361	961
Interest expense to affiliates	128	124	104	109	101	100	98	99	63	210	162
Interest income	(6)	(5)	(2)	(8)	(4)	(5)	(7)	(12)	(6)	(12)	(18)
Other expense, net	64	(3)	3	(7)	22	(3)	(4)	10	195	15	205
Income tax expense	286	335	198	295	301	325	214	306	2	596	308
Operating income	1,450	1,440	1,137	1,476	1,541	1,471	1,234	1,539	820	3,017	2,359
Depreciation and amortization	1,634	1,637	1,640	1,600	1,585	1,655	1,776	1,718	4,064	3,185	5,782
Operating income from discontinued operations (1)	—	—	—	—	—	—	—	—	432	—	432
Stock-based compensation (2)	106	102	85	93	111	108	111	123	139	204	262
Merger-related costs	41	53	102	113	222	159	126	143	798	335	941
COVID-19-related costs	—	—	—	—	—	—	—	117.00	341.00	—	458
Impairment expense	—	—	—	—	—	—	—	—	418.00	—	418
Other, net (3)	2	7	6	2	2	3	(5)	25	5	$4	30
Adjusted EBITDA	$3,233	$3,239	$2,970	$3,284	$3,461	$3,396	$3,242	$3,665	$7,017	$6,745	$10,682
(1)Following the Prepaid Transaction, starting on July 1, 2020, we will provide MVNO services to customers of the divested brands. We have included the operating income from discontinued operations in our determination of Adjusted EBITDA to reflect EBITDA contributions of the Prepaid Business that will be replaced by the MVNO Agreement beginning on July 1, 2020.
(2)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the consolidated financial statements. Additionally, certain stock-based compensation expenses associated with the Transactions have been included in Merger-related costs.
(3)Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are therefore excluded in Adjusted EBITDA.

Adjusted EBITDA - Earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, non-cash Stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as merger-related costs and COVID-19-related costs. Adjusted EBITDA is a non-GAAP financial measure utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate T-Mobile’s operating performance in comparison to its competitors. Management believes analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because it is indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, network decommissioning costs and costs related to the Transactions, incremental costs directly attributable to COVID-19 and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain other nonrecurring income and expenses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to last twelve months net income and Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020
Short-term debt	$250	$300	$475	$25	$—	$3,818
Short-term debt to affiliates	598	—	—	—	2,000	1,235
Short-term financing lease liabilities	911	963	1,013	957	918	1,040
Long-term debt	10,952	10,954	10,956	10,958	10,959	62,783
Long-term debt to affiliates	13,985	13,985	13,986	13,986	11,987	4,706
Financing lease liabilities	1,224	1,314	1,440	1,346	1,276	1,416
Less: Cash and cash equivalents	(1,439)	(1,105)	(1,653)	(1,528)	(1,112)	(11,076)
Net debt (excluding tower obligations)	$26,481	$26,411	$26,217	$25,744	$26,028	$63,922
Divided by: Last twelve months Net income	$3,125	$3,282	$3,357	$3,468	$3,511	$2,682
Net debt (excluding tower obligations) to last twelve months Net income Ratio	8.5	8.0	7.8	7.4	7.4	23.8
Divided by: Last twelve months Adjusted EBITDA	$12,726	$12,954	$13,111	$13,383	$13,764	$17,320
Net debt (excluding tower obligations) to last twelve months Adjusted EBITDA Ratio	2.1	2.0	2.0	1.9	1.9	3.7
Net debt is defined as Short-term debt, Short-term debt to affiliates, Short-term financing lease liabilities, Long-term debt (excluding tower obligations), Long-term debt to affiliates, and Financing lease liabilities less Cash and cash equivalents. Last twelve months Net income and Adjusted EBITDA reflect combined company results of New T-Mobile for Q2 2020 and standalone T-Mobile for prior periods.

Free Cash Flow and Free Cash Flow, excluding gross payments for the settlement of interest rate swaps, are calculated as follows:

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	2019	2020
Net cash provided by operating activities	$1,392	$2,147	$1,748	$1,537	$1,617	$777	$3,539	$2,394
Cash purchases of property and equipment	(1,931)	(1,789)	(1,514)	(1,157)	(1,753)	(2,257)	(3,720)	(4,010)
Proceeds related to beneficial interests in securitization transactions	1,157	839	900	980	868	602	1,996	1,470
Proceeds from sales of tower sites	—	—	—	38	—	—	—	—
Cash payments for debt prepayment or debt extinguishment costs	—	(28)	—	—	—	(24)	(28)	(24)
Free Cash Flow	618	1,169	1,134	1,398	732	(902)	1,787	(170)
Gross cash paid for the settlement of interest rate swaps	—	—	—	—	—	2,343	—	2,343
Free Cash Flow, excluding gross payments for the settlement of interest rate swaps	618	1,169	1,134	1,398	732	1,441	1,787	2,173
Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, including Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions and less Cash payments for debt prepayment of debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Our guidance range for Free Cash Flow is calculated as follows:

	H2 2020
(in millions)	Guidance Range
Net cash provided by operating activities	$5,300	$5,700
Cash purchases of property and equipment	(6,500)	(6,900)
Proceeds related to beneficial interests in securitization transactions	1,500	1,700
Free Cash Flow	$300	$500
(1)  See Note 7 – Fair Value Measurements in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, for additional details.

The following table illustrates the calculation of our operating measures ARPA and ARPU and reconciles these measures to the related service revenues:

(in millions, except average number of customers, ARPA and ARPU)	Quarter						Six Months Ended June 30,
	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	2019	2020
Calculation of Postpaid ARPA
Postpaid service revenues	$5,493	$5,613	$5,746	$5,821	$5,887	$9,959	$11,106	$15,846
Divided by: Average number of postpaid accounts (in thousands) and number of months in period	14,108	14,354	14,602	14,881	15,155	25,424	14,231	20,289
Postpaid ARPA	$129.77	$130.36	$131.15	$130.39	$129.47	$130.57	$130.07	$130.16
Calculation of Postpaid Phone ARPU
Postpaid service revenues	$5,493	$5,613	$5,746	$5,821	$5,887	$9,959	$11,106	$15,846
Less: Postpaid other revenues	(310)	(326)	(346)	(362)	(310)	(618)	(636)	(928)
Postpaid phone service revenues	$5,183	$5,287	$5,400	$5,459	$5,577	$9,341	$10,470	$14,918
Divided by: Average number of postpaid phone customers (in thousands) and number of months in period	37,504	38,226	38,944	39,736	40,585	64,889	37,865	52,737
Postpaid phone ARPU	$46.07	$46.10	$46.22	$45.79	$45.80	$47.99	$46.09	$47.15
Calculation of Prepaid ARPU
Prepaid service revenues	$2,386	$2,379	$2,385	$2,393	$2,373	$2,311	$4,765	$4,684
Divided by: Average number of prepaid customers (in thousands) and number of months in period	21,122	21,169	20,837	20,691	20,759	20,380	21,146	20,570
Prepaid ARPU	$37.65	$37.46	$38.16	$38.54	$38.11	$37.80	$37.56	$37.95
Average Revenue Per Account (ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly Service revenues earned from customers. Service revenues for the specified period divided by the average customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.